UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

Table Trac, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-036568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206
Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant's telephone number (952) 548-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chief Executive Officer

On July 14, 2011, the Board of Directors appointed Glenn Goulet (age 53) as Chief Executive Officer of Table Trac, Inc.  Mr. Goulet replaces Chad Hoehne who will continue to serve the Company as President and Chief Technology Officer.  Mr. Hoehne’s cash compensation will remain the same.   Mr. Goulet’s compensation will remain the same and is currently $125,000 per year.  Mr. Goulet also received  25,000 shares of common stock of the Company as a promotion bonus.

Mr. Goulet, has served as Executive Vice President for Sales and Marketing of the Company since August 2010.  He was a director of the Company from December 2009 to August 2010.  Prior to joining Table Trac, and since November 2008, Mr. Goulet served as Corporate Director of Market Research for INTRALOT, a leading gaming technology provider with operations on five continents.  In June 2005, Mr. Goulet founded Gaming Strategies + Insights, LLC, a market research firm focused on providing commercial and Native American casinos, gaming manufacturers and gaming technology providers with research-driven blueprints for developing revenue-generating marketing and operational strategies.  He has written numerous articles on gaming and is a frequent speaker at gaming-related trade shows and conferences.

Table Trac’s press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Table Trac, Inc.

Date: July 19, 2011	By:	/s/ Chad Hoehne
Chad Hoehne, President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release.